Exhibit 10.1

AGREEMENT

CONCERNING THE ASSET PURCHASE

BY

BIO-SOLUTIONS CORP.

FOR THE

SOLE PROPRIETORSHIP OF TYPE2 DEFENSE

AGREEMENT

THIS AGREEMENT ("Agreement") is made this 26 day of September, 2011, by and between BlO-Solutions Corp., a Nevada corporation ("BIO"), and Type2 Defense, a sole proprietorship based in Texas ("T2"), and the owner, William J. Gallagher of Type2 Defense ('T2") who is listed on Exhibit 1.1

WHEREAS, BIO desires to acquire all of the assts and intellectual property (IP) of T2 from the Type2 Defense exchange for newly issued restricted shares of common stock of BIO;

WHEREAS, T2 desires to assist BIO in acquiring all of the assets and intellectual property (IP) of T2 pursuant to the terms of this Agreement; and

WHEREAS, all of the T2, by execution of Exhibit 1.2 hereto, agree to exchange all ownership they hold in T2 for one half of the fully diluted common shares of BIO with preemptive rights,

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1          Issuance of Securities. Subject to the terms and conditions of this Agreement, BIO agrees to issue and exchange 40,000,000 fully paid and non-assessable registered shares of BIO's $.0001 par value common stock (the "BIO Shares") for all assets and Intellectual Property of T2 (the "Type2 Defense") held byType2 Defense.   20,000,000 BIO Shares will be issued directly to the T2 on the Closing Date (as hereinafter defined), pursuant to the schedule set forth in Exhibit 1.1.  10,000,000 will be issued when web site is operational and contract signed with SciLabs and production run completed. 10,000,000 will be issued when 1500 customers reached,

1.2          Exemption from Registration. The parties hereto intend that all BIO common stock to be issued to the T2 Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder.

ARTICLE II

Representations and Warranties of T2

T2 hereby represents and warrants to BIO that:

2.1            Organization. T2 is a sale of, validly existing Intellectual Property.

2.10          Intellectual Property Rights. T2 owns or has the right to use all trademarks, service marks, trade names, copyrights, formulas. URL's and patents material to its business.

2.11          Compliance with Laws. To the best of T2's knowledge, T2 has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12          Litigation. T2 is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of T2, threatened against or affecting T2 or its business, assets or financial condition. T2 is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  T2 is not engaged in any material litigation to recover monies due to it.

2.13          Authority. William J Gallagher (WJG) has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and WJG has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of T2 and is enforceable in accordance with its terms and conditions.

2.15           Full Disclosure. None of the representations and warranties made by T2 herein or in any exhibit, certificate or memorandum furnished or to be furnished by T2, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16           Assets. T2's assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.17           Material Contracts. T2 does not have any material contracts.

2.18           Indemnification. T2 agrees to indemnify, defend and hold BIO and BIO's officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against BIO which arise out of, or result from (i) any breach by BIO in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by BIO under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by BIO in this Agreement.

2.19           Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of T2 has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20 Restricted Securities. T2 and its ownership, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the BIO Shares issued by BIO are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of BIO
BIO represents and warrants to T2 that

3.1          Organization. BIO is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of fee states where its business requires qualification.

3.2          Capital. The authorized capital stock of BIO currently consists of 90,000,000 shares of $.0001 par value common stock, of which 40,000,000 fully diluted shares are currently outstanding, and 60,000,000 fully diluted shares will be outstanding on the Closing Date. All of BIO's outstanding securities are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating BIO to issue any additional shares of its capita] stock of any class.

3.3          Subsidiaries. BIO does not have any subsidiaries or own any interest in any other enterprise.

3.4          Directors and Officers. (See exhibit 2)

3.5          Financial Statements. Exhibit 3.5  hereto consists of the audited  financial statements of BIO for the years ended December 31, 2010 and the unaudited financial statements of BIO for the six months ended June 30, 2011 (the "BIO Financial Statements").   The BIO Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by BIO throughout the periods indicated, and fairly present the financial position of BIO as of the date of the balance sheets included in the BIO Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the BIO Financial Statements.

3.6          Absence of Change.  Since June 30, 2011, there has not been any material change in the financial condition or operations of BIO, except as contemplated by this Agreement.

3.7          Absence of Undisclosed Liabilities. As of closing BIO did not have any material debt, liability or obligation of any nature, whether accrued., absolute, contingent or otherwise, and whether due or to become due with the exception of some revolving credit card debt, trademark debt and unconverted debt.

3.8          Tax Returns. Within the times and in the manner prescribed by law, BIO has filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable.

3.9          Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, T2, its legal counsel and accountants shall have the opportunity to meet with BIO's accountants and attorneys to discuss the financial condition of BIO. BIO shall make available to T2 all books and records of BIO.

3.10          Intellectual Property Rights. BIO has than licenses to market products but does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights other.

3.11          Compliance with Laws. BIO has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12          Litigation. BIO is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of BIO, threatened against or affecting BIO or its business, assets or financial condition.  BIO is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it, BIO is not engaged in any material litigation to recover monies due to it.

3.13          Authority. The Board of Directors of BIO has authorized the execution of this Agreement and the transactions contemplated herein, and BIO has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of BIO, and is enforceable in accordance with its terms and conditions.

3.14          Ability to Carry Out Obligations. The execution and delivery of this Agreement by BIO and the performance by BIO of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which BIO is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of BIO, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of BIO.

3.15          Full Disclosure. None of the representations and warranties made by BIO herein, or in any exhibit, certificate or memorandum furnished or to be furnished by BIO or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16          Assets. BIO has assets or liabilities. (See BIO financial statements)

3.17           Material Contracts. BIO has material contracts. (See Exhibit)

3.18           Indemnification. BIO agrees to indemnify, defend and hold T2 harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against T2. which arise out of, or result from (i) any breach by T2 in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by T2 under this Agreement,   (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by T2 in this Agreement.

3.19           Criminal or Civil Acts. For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of BIO has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission ("Commission") or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

3.20           OTC Trading Status.  BIO shall be in compliance with all requirements for, and its common stock shall be quoted on, the Pink Sheets on the date immediately prior to the Closing Date, such that the common stock of BIO may continue to be so quoted without interruption following the Closing Dale.

ARTICLE VII

Closing

7.1           Closing. The closing of this Agreement shall be held at any mutually agreeable time and date prior to September 14, 2011, unless extended by mutual agreement. At the closing:

(a)	T2 shall deliver to BIO (i) assets and intellectual property of T2.
(b)
BIO shall deliver to WJG and designees (i) certificates representing an aggregate of 20,000,000 shares of BIO's common stock pursuant to the computations set forth in Exhibit 1 hereto, (ii) the officer's certificate described in Exhibit 2 (iii) signed minutes of its directors approving this Agreement 10,000,000 will be issued when web site is operational and contract signed with Sci-Labs and production run completed. 10,000,000 will be issued when 1,500 customers reached.

ARTICLE VIII

Covenants Subsequent to the Closing Date

8.1            Registration and Listing. Following the Closing Date, BIO shall use its best efforts to:

(a)	Continue BIO's common stock quotation on the OTC;
(b)	List BIO's securities in Standard & Poor's OTC or Corporate Manual; and
(c)
File, within 90 days from the Closing Date, a Registration Statement on Form S-l with the Securities and Exchange Commission registering all of the common stock and common stock underlying the Warrants held by the BIO Principals.

ARTICLE IX

Miscellaneous

9.1          Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2          No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3          Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4          Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5          Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6          Choice of Law. This Agreement and its application shall be governed by the laws of the state of Nevada.

9.7          Counterparty. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8          Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

BIO:	BIO-SOLUTIONS CORP. 14517 Joseph Marc Vermette, Mirabel, Qc, J7J1X2 Canada

T2:	Type2 Defense William J Gallagher 1250 NE Loop 410, Suite 200 San Antonio, TX 78209

9.9          Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10          Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11          Finders. There are no finders in connection with this transaction.

9.12          Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13          Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

9.14          Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in its shall survive the Closing Date.

9.15          Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein. Any material changes to the exhibits shall be immediately disclosed to the other party.

9.17          Termination, Amendment and Waiver.

(a)            Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of BIO or by T2:

(1)           By mutual written consent of T2 and BIO;

(2)           By either T2 or BIO;

(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)
If the transaction shall not have been consummated on or before September 14, 2011, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3)           By T2, if BIO breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)           By BIO, if T2 breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement

(c)            Extension; Waiver. At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

[Remainder of Page Intentionally Blank; Signature Page Follows]

In witness whereof, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

BIO-SOLUTIONS CORP. &	TYPE2 DEFENSE

By: /s/ Gilles Chaumillon	By: /s/ William J. Gallagher
Gilles Chaumillon	William J. Gallagher 9-22-2011
Chief Executive Officer	Sole Proprietor

SOLELY AS TO SECTION 1.5:

The BIO Principals

Name of BIO Principal:  Gilles Chaumillon
Name of Authorized Signator:_________________
Number of BIO Shares Owned on Closing Date:  5 900 000
Number of CIO Warrants Owned on Closing Date:  0

Name of BIO Principal:  Gilbert Pomerleau
Name of Authorized Signator:_________________
Number of BIO Shares Owned on Closing Date:  3 849 000
Number of CIO Warrants Owned on Closing Date:  0

Name of BIO Principal:  Mark Solomon
Name of Authorized Signator:_________________
Number of BIO Shares Owned on Closing Date:  300 000
Number of CIO Warrants Owned on Closing Date:  0

~~Name of BIO Principal:  _________________~~
~~Name of Authorized Signator:_________________~~
~~Number of BIO Shares Owned on Closing Date: ________~~
~~Number of CIO Warrants Owned on Closing Date:  _____~~

EXHIBIT 1

SCHEDULE OF T2
AND
ALLOCATION OF BIO COMMON SHARES

Name of T2 Sole proprietor and designees		Number of BIO Common Shares to be Issued

William J. Gallagher		4,000,000

W.H. Benjamin Gallagher		3,900,000

3CD Consulting, LLC		3,900,000

Janet Sabrina O'Jack		400,000

1st Heath Medical Inc.		1,000,000

Envisionte, LLC		700,000

Brian Strickel		1,000,000

Abbott & Associates		500,000

E.H. Winston & Associates		500,000

ZBest, Inc.		3,900,000

Timothy McKenna		200,000

	Total Shares:	20,000,000

EXHIBIT 2

ASSETS AND INTELLECTUAL PROPERTY OF T2

FORMULATION
$250,000

TRADE SECRETS
$125,000
DIRECT RESPONSE MARKETING
& PRELIMINARY MARKETING CHANNELS
PACKAGING AND DELIVERY SYSTEM

NAMES
$25,000
TYPE2 DEFENSE
FUEL FOR HEALTH
URL: WWW.TYPE2DEFENSE.COM

DESIGN
$25,000

OPERATION AND MANAGEMENT OF BIO-SOLUTIONS

Management of Bio-Solutions
Gilles Chaumillon, CEO & Director
Bill Gallagher, EVP & Director
Roger Corriveau, VP Corporate Development
Rick Basse, CPA & CFO
Sekhar Mallangi, Chief Food Scientist
Ben Gallagher, Brand Manager
Lou Bellino, Fulfillment and Customer Service Manager

Operations
Cash flow will be handled and managed under Bio-Solutions operations.

Marketing plan
The target market of Type2 Defense is pre-diabetics and Type 2 diabetics.
T2 will be exclusively available through the company website designed and operated by Boss Creative. A well respected nutritionist will become the spokes person for the Type2 Defense social marketing program and video blogs to support product effectiveness and functionality.
Nutra-Animal will be handled by international distributors mainly in Europe. Bili will be setting up lines of distribution in Mexico

Funding:
Fund Boss Creative for logo, packaging and website development.
Fund first production run with Sci-Labs.

Following funds will be utilized for Nutri-Animal clinical studies

EXHIBIT 3

FINANCIAL STATEMENTS OF BIO

BIO-SOLUTIONS CORP. BALANCE SHEETS JUNE 30, 2011 (UNAUDITED) AND DECEMBER 31, 2010

	(UNAUDITED)

	JUNE 30, 2011	DECEMBER 31, 2010

CURRENT ASSETS
Cash	$48	$33
Inventory	90,516	87,758
Total current assets	90,564	87,791

TOTAL ASSETS	$90,564	$87,791
Liabilities and stockholders deficit
CURRENT LIABILITIES
Accounts payable and accrued expenses
Convertible notes payable	$449,056	$384,509
Short-term loans	8,000	-
Short-term loans - related party	251,431	243,770
Due to officer	50,256	49,227
Total current liabilities	5,011	4,858
	763,754	682,364
TOTAL LIABILITIES
	763,754	682,364
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 90,000,000 shares authorized, 28,895,797 and 19,731,258 shares issued and outstanding, respectively
Additional paid in capital	28,896	19,731
Subscription receivable	2,101,896	1,598,026
Accumulated deficit	(5,820)	-
Accumulated other comprehensive loss	(2,712,188)	(2,144,311)
Total stockholders' equity (deficit)	(85,974)	(68,019)
	(673,190)	(594,573)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
	$90,564	$87,791
The accompanying notes are an integral part of these financial statements.